Exhibit 10.2

AMENDED AND RESTATED SALE AGREEMENT

This AMENDED AND RESTATED SALE AGREEMENT (this “Agreement”), dated as of December 1, 2013, by and among Bluegreen Timeshare Finance Corporation I, a Delaware corporation (the “Depositor”), BXG Timeshare Trust I, a statutory trust formed under the laws of the State of Delaware (the “Issuer”), and their respective permitted successors and assigns, hereby amends and restates in its entirety that certain Sale Agreement, dated as of May 1, 2006, by and between the Depositor and the Issuer (as amended from time to time, the “Original Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Agreement as provided herein, and all actions required to do so under the Original Agreement have been taken;

WHEREAS, from time to time, the Depositor will acquire certain timeshare loans from Bluegreen Corporation, a Massachusetts corporation (“Bluegreen” or the “Club Originator”) pursuant to that certain Amended and Restated Purchase and Contribution Agreement, dated as of December 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), by and between Bluegreen and the Depositor;

WHEREAS, the Depositor desires to sell, and the Issuer desires to purchase, from time to time, in accordance with the terms of this Agreement, those certain timeshare loans acquired pursuant to the Purchase Agreement;

WHEREAS, on the Closing Date, the Issuer intends to enter into that certain Fifth Amended and Restated Indenture dated as of December 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and among the Issuer, Bluegreen, as servicer (in such capacity, the “Servicer”), Vacation Trust, Inc., a Florida corporation, as club trustee (the “Club Trustee”), Concord Servicing Corporation, as backup servicer, Branch Banking and Trust Company, a North Carolina corporation (“BB&T”), as a funding agent, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ BANK”) (each of BB&T and DZ BANK, a “Funding Agent” and together the “Funding Agents”), and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), as custodian (in such capacity, the “Custodian”) and as paying agent (in such capacity, the “Paying Agent”), whereby the Issuer will pledge the Trust Estate (as defined in the Indenture) to the Indenture Trustee to secure the Issuer’s Timeshare Loan-Backed VFN Notes, Series I (the “Notes”);

WHEREAS, pursuant to the terms the Indenture, the Issuer shall pledge such Timeshare Loans, as part of the Trust Estate, to the Indenture Trustee to secure the Notes;

WHEREAS, the Depositor may, and in certain circumstances will be required, to cure, repurchase or substitute and provide one or more Qualified Substitute Timeshare Loans for a Timeshare Loan that is a Defective Timeshare Loan, previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture; and

WHEREAS, the Depositor may, at the direction of the Club Originator, be required to exercise the Club Originator’s option to purchase or substitute Timeshare Loans that become subject to an Upgrade or Defaulted Timeshare Loans previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

SECTION 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in the “Sixth Amended and Restated Standard Definitions” attached hereto as Annex A.

SECTION 2. Acquisition of Timeshare Loans.

(a) Timeshare Loans. On each Funding Date, in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on such Funding Date, to be paid in part in cash and in part as an increase in the value of the Residual Interest Certificate held by the Depositor, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor’s right, title and interest in and to (i) any Timeshare Loans listed on the related Borrowing Notice, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each such Timeshare Loan, (v) the Depositor’s rights and remedies under the Purchase Agreement, including, but not limited to, its rights with respect to the representations and warranties of the Club Originator therein, together with all rights of the Depositor with respect to any breach thereof, including any right to require the Club Originator to cure, repurchase or substitute any Defective Timeshare Loans in accordance with the provisions of the Purchase Agreement and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i)-(vi), being the “Assets”). Upon such sale and transfer, the ownership of each Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Issuer, its successors and assigns. The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable. The parties to this Agreement hereby acknowledge that the “credit risk” of the Timeshare Loans conveyed hereunder shall be borne by the Issuer and its subsequent assignees.

(b) Delivery of Timeshare Loan Documents. In connection with the sale, transfer, assignment and conveyance of the Timeshare Loans hereunder, the Issuer hereby directs the Depositor and the Depositor hereby agrees to deliver or cause to be delivered, at least five Business Days prior to each Funding Date, to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

(c) Collections. The Depositor shall deposit or cause to be deposited all collections in respect of Timeshare Loans received by the Depositor or its Affiliates after the related Cut-Off Date in the Lockbox Account and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans to the Lockbox Account.

(d) Limitation of Liability. None of the Issuer, the Depositor or any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer, the Depositor or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. No such obligation or liability is intended to be assumed by the Issuer, the Depositor or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

SECTION 3. Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by the Depositor to the Issuer and not a loan secured by such Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale (a “Recharacterization”), it is the intention of the parties hereto that the Depositor shall be deemed to have granted to the Issuer as of the date hereof a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Assets and the QSTL Assets (as hereinafter defined) specified in Section 2 hereof and Section 6(f) hereof, respectively, and the proceeds thereof and that with respect to such transfer, this Agreement shall constitute a security agreement under applicable law. In the event of a Recharacterization, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof. In the case of any Recharacterization, each of the Depositor and the Issuer represents and warrants as to itself that each remittance of Collections by the Depositor to the Issuer hereunder will have been (i) in payment of a debt incurred by the Depositor in the ordinary course of business or financial affairs of the Issuer and the Depositor and (ii) made in the ordinary course of business or financial affairs of the Issuer and the Depositor.

The characterization of the Depositor as “debtor” and the Issuer as “secured party” in any such security agreement and any related financing statements required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Issuer of the Depositor’s entire right, title and interest in and to the Assets and the QSTL Assets.

Each of the Depositor, the Club, the Club Trustee and any of their Affiliates hereby agrees to make the appropriate entries in its general accounting records to indicate that the Timeshare Loans have been transferred to the Issuer, pledged to the Indenture Trustee and constitute a part of the Issuer’s estate in accordance with the terms of the Trust created under the Trust Agreement.

SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans by the Issuer. The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

(a) With respect to each Funding Date for each Timeshare Loan or any Qualified Substitute Timeshare Loan replacing a Timeshare Loan, all representations and warranties of the Depositor contained in Section 5(a) hereof shall be true and correct on such date as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of each such Timeshare Loan conveyed on such Funding Date shall be true and correct on such Funding Date.

(b) Prior to a Funding Date, the Depositor shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Custodian’s Certification therefor pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

(c) The Depositor shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Depositor or performed or caused to be performed all other obligations required to be performed as of the related Funding Date, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.

(d) On the related Funding Date, the Indenture shall be in full force and effect.

(e) Each of the conditions precedent to a Borrowing under the Indenture and the Note Funding Agreement shall have been satisfied.

(f) Each Timeshare Loan conveyed on a Funding Date shall be an Eligible Timeshare Loan.

(g) Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.

(h) The Issuer shall have received such other certificates and opinions as it shall reasonably request.

SECTION 5. Representations and Warranties and Certain Covenants of the Depositor.

(a) The Depositor represents and warrants to the Issuer and the Indenture Trustee for the benefit of the Noteholders, on the Closing Date and on each Funding Date (with respect to any Timeshare Loans or Qualified Substitute Timeshare Loans transferred on such Funding Date or Transfer Date) as follows:

(i) Due Incorporation; Valid Existence; Good Standing. It is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary.

(ii) Possession of Licenses, Certificates, Franchises and Permits. It holds, and at all times during the term of this Agreement will hold, all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

(iii) Corporate Authority and Power. It has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. It has all requisite corporate power and authority to acquire, own, transfer and convey Timeshare Loans to the Issuer.

(iv) Authorization, Execution and Delivery Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by it have been duly authorized, executed and delivered by it and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of it and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of its interest in the Timeshare Loans to the Issuer or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in such Timeshare Loans in favor of the Issuer.

(v) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its articles of incorporation or bylaws, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to it or its properties or by which it or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which it or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(vi) Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of it is required which has not been obtained in connection with the authorization, execution, delivery or performance by it of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of Timeshare Loans and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.

(vii) Defaults. It is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(viii) Insolvency. It is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. On and after the Closing Date, it will not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

(ix) Pending Litigation or Other Proceedings. There is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (D) the Issuer’s or the Indenture Trustee’s ability to foreclose or otherwise enforce the liens of the Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement.

(x) Information. No document, certificate or report furnished or required to be furnished by or on behalf of it pursuant to this Agreement, in its capacity as Depositor, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. There are no facts known to it which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or its business, or which may impair the ability of it to perform its obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on behalf of it specifically for use in connection with the transactions contemplated hereby or thereby.

(xi) Foreign Tax Liability. It is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

(xii) Employee Benefit Plan Liability. As of the Closing Date and as of each Funding Date, as applicable, (A), neither the Depositor nor any of its Commonly Controlled Affiliates has or has incurred any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any

“Employee Pension Benefit Plan” (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to the Depositor’s Knowledge, no event has occurred or circumstance exists that may result in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (B) neither the Depositor nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to the Depositor’s Knowledge, no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (C) the Depositor and each of its Commonly Controlled Affiliates have no outstanding liability for any undisputed contribution required under any Depositor Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (D) the Depositor and each of its Commonly Controlled Affiliates have no outstanding liability for any disputed contribution required under any Depositor Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect. As of the Closing Date and as of each Funding Date, as applicable, to the Depositor’s Knowledge (1) neither the Depositor nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (2) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect. As of the Closing Date and as of each Funding Date, as applicable, to the Depositor’s Knowledge, neither the Depositor nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect. For purposes of this subsection 5(a)(xii), “Cause a Material Adverse Effect” means reasonably be expected to result in a material adverse effect on the Depositor or any of its Commonly Controlled Affiliates; “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Depositor that would be considered a single employer with the Depositor under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by the Depositor or any of its Commonly Controlled Affiliates (other than a Depositor Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Depositor Multiemployer Plan” means a Multiemployer Plan to which the Depositor or any of its Commonly Controlled Affiliates contributes or in which the Depositor or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of the Depositor or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

(xiii) Taxes. (A) It has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Issuer or any of its subsequent assignees, (B) it knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves in its GAAP financial statements have not been established and (C) it intends to pay all such taxes, assessments and governmental charges, if any, when due.

(xiv) Place of Business. The principal place of business and chief executive office where it keeps its records concerning Timeshare Loans will be 4950 Communication Avenue, Suite 900, Boca Raton, Florida 33431 (or such other place specified by it by written notice to the Issuer and the Indenture Trustee). It is a corporation formed under the laws of the State of Delaware.

(xv) Securities Laws. It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by it to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

(xvi) Bluegreen Vacation Club. With respect to the Club Loans:

(A) The Club Trust Agreement, of which a true and correct copy is attached hereto as Exhibit B is in full force and effect; and a certified copy of the Club Trust Agreement has been delivered to the Indenture Trustee together with all amendments and supplements in respect thereof;

(B) The arrangement of contractual rights and obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement. The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it holds Resort Interests. The Club is not a corporation or business trust under the laws of the State of Florida. The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

(C) The Club Trustee is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida. As of the Closing Date, the Club Trustee is qualified to do business as a foreign corporation and is in good standing under the laws of the state of Tennessee. As of each Funding Date, the Club Trustee will be duly qualified to do business as a foreign corporation and will be in good standing under the laws of each jurisdiction it is required by law to be. The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

(D) The Club Trustee has all necessary corporate power to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement. The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

(E) The Club Trustee holds all right, title and interest in and to all of the Timeshare Properties related to the Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto. Except with respect to the Mortgages (or a pledge of the Co-op Shares in connection with Aruba Club Loans), the Club Trustee has not permitted any such Timeshare Properties to be made subject to any lien or encumbrance;

(F) There are no actions, suits, proceedings, orders or injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expected to have a material adverse effect on the Trust Estate or the Club Trustee’s ability to perform its obligations under the Transaction Documents;

(G) Neither the Club nor the Club Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise);

(H) All ad valorem taxes and other taxes and assessments against the Club and/or its trust estate have been paid when due and neither the Depositor nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property. The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points, if any;

(I) The Club and the Club Trustee are in compliance in all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

(J) Except as expressly permitted in the Club Trust Agreement, the Club has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

(K) Bluegreen Vacation Club, Inc. is a not-for-profit corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

(L) Upon purchase of the Club Loans and related Trust Estate hereunder, the Issuer is an “Interest Holder Beneficiary” under the Club Trust Agreement and each of the Club Loans constitutes “Lien Debt”, “Purchase Money Lien Debt” and “Owner Beneficiary Obligations” under the Club Trust Agreement; and

(M) Except as disclosed to the Indenture Trustee in writing or noted in the Custodian’s Certification, each Mortgage associated with a Deeded Club Loan and granted by the Club Trustee or the Obligor on the related Deeded Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of the Indenture Trustee (upon assignment thereof to the Indenture Trustee). Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

(xvii) Representations and Warranties Regarding Security Interest and Timeshare Loan Files.

(A) In the event of the characterization of the transfers under this Agreement as a loan, the grant under Section 3 hereof creates a valid and continuing security interest (as defined in the applicable UCC) in the Assets and the QSTL Assets in favor of the Issuer, which security interest is prior to all other Liens arising under the UCC, and is enforceable as such against creditors of the Depositor, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(B) The Timeshare Loans and the documents evidencing such Timeshare Loans constitute either “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC.

(C) The Depositor owns and has good and marketable title to the Assets and the QSTL Assets free and clear of any Lien, claim or encumbrance of any Person, except for Permitted Liens.

(D) The Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets and the QSTL Assets granted to the Issuer and by the Issuer to the Indenture Trustee.

(E) All original executed copies of each Mortgage Note (or an executed Lost Note Affidavit related to such Mortgage Note) that constitute or evidence any Assets or QSTL Assets have been or will be delivered to the Custodian and a Custodian’s Certification therefor has been or will be issued in accordance with the terms of the Custodial Agreement, to Bluegreen, the Funding Agents and the Indenture Trustee.

(F) Other than as contemplated by this Agreement and the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets or the QSTL Assets. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Assets or QSTL Assets other than any financing statement relating to the security interest granted to the Issuer hereunder, under the Indenture or that has been terminated.

(G) All financing statements filed or to be filed against the Depositor in favor of the Issuer in connection herewith describing the Assets and the QSTL Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(H) None of the Mortgage Notes that constitute or evidence any Assets or QSTL Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Issuer and by the Issuer to the Indenture Trustee.

(b) The Depositor hereby represents and warrants to the Issuer and the Indenture Trustee that it has entered into the Purchase Agreement, that the Club Originator has made the representations and warranties in the Purchase Agreement, as set forth therein, that such representations and warranties run to and are for the benefit of the Depositor, the Issuer, the Indenture Trustee and the Noteholders, and that pursuant to Section 2 hereof, the Depositor has transferred and assigned to the Issuer all rights and remedies under the Purchase Agreement.

(c) The Purchase Agreement and the other Transaction Documents contemplated thereby, are the only agreements pursuant to which the Depositor acquires ownership of the Timeshare Loans. To the Knowledge of the Depositor, the representations and warranties of the Club Originator under the Purchase Agreement are true and correct.

(d) In consideration of Sections 5(b) and (c) hereof, the Depositor hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders as of each Funding Date (only with respect to each Timeshare Loan or Qualified Substitute Timeshare Loan transferred on such Funding Date or Transfer Date), as applicable.

(e) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of each Timeshare Loan sold hereunder to the Issuer and any assignment of such Timeshare Loan by the Issuer to the Indenture Trustee on behalf of the Noteholders and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof. The Depositor acknowledges that it has been advised that the Issuer intends to assign all of its right, title and interest in and to each Timeshare Loan sold hereunder and its rights and remedies under this Agreement to the Indenture Trustee on behalf of the Noteholders. The Depositor agrees that, upon any such assignment, the Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Depositor may have under this Agreement) all rights and remedies hereunder.

(f) With respect to any representations and warranties contained in Section 5 hereof which are made to the Depositor’s Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) hereof.

SECTION 6. Repurchases and Substitutions.

(a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by the Depositor of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee on behalf of the Noteholders) therein, the Depositor shall, within 30 days (or, if the Depositor shall have provided satisfactory evidence to the Funding Agents (at their sole discretion) that (1) such breach cannot be cured within the 30 day period, (2) such breach can be cured within an additional 30 day period and (3) it is diligently pursuing a cure, then 60 days) of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase the Issuer’s interest in such Defective Timeshare Loan from the Issuer at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any. The Depositor acknowledges that the Issuer shall pledge such Timeshare Loans and rights to the Indenture Trustee. The Depositor further acknowledges that the Indenture Trustee will be appointed attorney-in-fact under the Indenture and may enforce the Depositor’s repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under this Agreement within the aforementioned 30-day or 60-day period.

(b) Optional Purchases or Substitutions of Club Loans. The Issuer hereby acknowledges that pursuant to the Purchase Agreement, the Depositor has irrevocably granted to the Club Originator any option to repurchase or substitute Original Club Loans it has thereunder and as described in the following sentence. The Issuer acknowledges that with respect to any Original Club Loans for which the related Obligor has elected to effect and the Club Originator has agreed to effect an Upgrade, the Club Originator will (at its option) either (i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the Club Originator’s option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) 20% of the then Aggregate Initial Loan Balance less (y) the Loan Balances of all Original Club Loans previously substituted by the Club Originator pursuant to this Section 6(b) on the related substitution dates pursuant to this Agreement and/or the Purchase Agreement. In addition, the Issuer acknowledges that the Club Originator shall use its best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option. To the extent that the Club Originator shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Club Originator shall use its best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

(c) Optional Purchases or Substitutions of Defaulted Timeshare Loans. The Issuer acknowledges that pursuant to the Purchase Agreement, the Depositor has irrevocably granted the Club Originator an option to repurchase or substitute Defaulted Timeshare Loans it has thereunder and as described in the following sentence. With respect to Defaulted Timeshare Loans on any date, the Club Originator will have the option, but not the obligation, to either (i) purchase such Defaulted Timeshare Loan at the Repurchase Price of such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided, however, that the Club Originator’s option to purchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively. The Club Originator may irrevocably waive its option to purchase or substitute a related Defaulted Timeshare Loan by delivering or causing to be delivered to the Indenture Trustee a Waiver Letter in the form of Exhibit A attached hereto.

(d) Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Depositor hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee to be deposited in the Collection Account on the related Funding Date in accordance with the provisions of the Indenture. In the event that more than one Timeshare Loan is replaced pursuant to Sections 6(a), (b) or (c) hereof on any Funding Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Funding Date.

(e) Schedule of Timeshare Loans. The Issuer hereby directs and the Depositor hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide or cause to be provided to the Issuer and the Indenture Trustee with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

(f) Qualified Substitute Timeshare Loans. Pursuant to Section 6(g) hereof, on the related Transfer Date, the Issuer hereby directs and the Depositor hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Indenture Trustee or to the Custodian, at the direction of the Indenture Trustee, in accordance with the provisions of the Indenture and the Custodial Agreement. As of such related Transfer Date, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Issuer on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loan, (v) the Depositor’s rights and remedies under the Purchase Agreement with respect to such Qualified Substitute Timeshare Loan and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i) - (vi) being the “QSTL Assets”). Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Issuer, its successors and assigns. The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than federal and state income tax reporting. The Depositor agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a “Timeshare Loan” for the purposes of this Agreement.

(g) Officer’s Certificate for Qualified Substitute Timeshare Loans. The Depositor shall, on each related Transfer Date, certify or cause to be certified in writing to the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian or shall be delivered within five Business Days of the applicable Transfer Date, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

(h) Release. In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Issuer and the Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor or its designee the legal and beneficial ownership of such Timeshare Loans; provided, however, that with respect to any release of a Timeshare Loan that is substituted by one or more Qualified Substitute Timeshare Loans, the Issuer and the Indenture Trustee shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Funding Agents and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan. The Issuer and the Indenture Trustee shall cause the Custodian to release the related Timeshare Loan Files to the Depositor or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Depositor or its designee; provided, however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer and the Indenture Trustee shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Funding Agents, the Indenture Trustee and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan.

(i) Sole Remedy. It is understood and agreed that the obligations of the Depositor contained in Section 6(a) hereof to cure a breach, or to repurchase or substitute Defective Timeshare Loans and the obligation of the Depositor to indemnify pursuant to Section 8 hereof, shall constitute the sole remedies available to the Issuer or its subsequent assignees for the breaches of any representation or warranty contained in Section 5 hereof and such remedies are not intended to and do not constitute “credit recourse” to the Depositor.

SECTION 7. Additional Covenants of the Depositor. The Depositor hereby covenants and agrees with the Issuer as follows:

(a) It shall comply with all laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(b) It shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(c) On each Funding Date, it shall indicate in its and its Affiliates’ computer files and other records that each Timeshare Loan has been sold to the Issuer.

(d) It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan.

(e) On or prior to the Closing Date, it shall file or cause to be filed, at its own expense, financing statements in favor of the Issuer, and, if applicable, the Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans, in the form and manner reasonably requested by the Issuer or its assigns. The Depositor shall deliver file-stamped copies of such financing statements to the Issuer and the Indenture Trustee on behalf of the Noteholders.

(f) It agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans to the Issuer, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. It hereby appoints the Issuer and the Indenture Trustee as attorneys-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Depositor under this Section 7(f).

(g) Any change in the legal name of the Depositor and any use by it of any tradename, fictitious name, assumed name or “doing business as” name occurring after the Closing Date shall be promptly (but no later than ten Business Days) disclosed to the Issuer and the Indenture Trustee in writing.

(h) Upon the discovery or receipt of notice by a Responsible Officer of the Depositor of a breach of any of its representations or warranties and covenants contained herein, the Depositor shall promptly disclose to the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

(i) In the event that the Depositor shall receive any payments in respect of a Timeshare Loan after the Closing Date or Funding Date, as applicable, the Depositor shall, within two Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.

(j) The Depositor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of the Depositor listed herein and shall notify the parties hereto of any change to the same at least 30 days prior thereto.

(k) In the event that the Depositor or the Issuer or any assignee of the Issuer receives actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Issuer, on written demand by the Issuer, or upon the Depositor otherwise being given notice thereof, the Depositor shall pay, and otherwise indemnify and hold the Issuer, or any subsequent assignee, harmless, on an after-tax basis, from and against any and all such transfer taxes.

(l) The Depositor authorizes the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without the signature of the Depositor where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

SECTION 8. Indemnification.

(a) The Depositor agrees to indemnify the Issuer, the Indenture Trustee, the Noteholders, the Purchasers and the Funding Agents (collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities, (including legal fees and related costs reasonably incurred) that the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents may sustain directly related to any breach of the representations and warranties of the Depositor under Section 5 hereof (the “Indemnified Amounts”) excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Depositor for a Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof, (iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any Requirement of Law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. The Depositor shall (A) promptly notify the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Depositor to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Depositor’s representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including legal counsel fees reasonably incurred and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents in respect of such claim. If the Depositor shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Depositor.

(b) The obligations of the Depositor under this Section 8 to indemnify the Issuer, the Indenture Trustee, the Noteholders and the Funding Agents shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

SECTION 9. No Proceedings. The Depositor hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

Issuer

BXG Timeshare Trust I

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile: (302) 651-8882

Depositor

Bluegreen Timeshare Finance Corporation I

4950 Communication Avenue, Suite 900

Boca Raton, Florida 33431

Attention: Allan J. Herz, President & Assistant Treasurer

Facsimile: (561) 443-8743

SECTION 11. No Waiver; Remedies. No failure on the part of the Depositor, the Issuer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

SECTION 12. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Depositor, the Issuer and their respective successors and assigns. Any assignee of the Issuer shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. The Depositor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Issuer and any assignee thereof. The Issuer may, and intends to, assign all of its rights hereunder to the Indenture Trustee on behalf of the Noteholders and the Depositor consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Depositor pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Issuer and the Indenture Trustee.

SECTION 13. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Depositor from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Funding Agents on behalf of the Required Purchasers (covering matters of the type referred to in Section 9.1 of the Indenture) or the written consent of the Required Purchasers (on all other matters) is given and, to the extent the Notes are rated, confirmation from the Rating Agency that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to the Notes is received. The Issuer shall provide the Funding Agents and, to the extent the Notes are rated, the Rating Agency with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Depositor in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. The Depositor acknowledges that in connection with the intended assignment by the Issuer of all of its right, title and interest in and to each Timeshare Loan to the Indenture Trustee on behalf of the Noteholders, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans hereunder.

SECTION 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire the Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Depositor shall be deemed to have granted to the Issuer as of the date hereof, a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(B) THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO ITS ADDRESS SET FORTH IN SECTION 10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS

AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE PARTIES TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 16. WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 17. Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor

By:	/s/
Name:
Title:

BXG TIMESHARE TRUST I, as Issuer

By:	Wilmington Trust Company,
as Owner Trustee

By:	/s/
Name:
Title:

Agreed and acknowledged as to the last paragraph of Section 3 herein only:

BLUEGREEN VACATION CLUB TRUST

By:	Vacation Trust, Inc., Individually and as Club Trustee

By:	/s/
Name:
Title: